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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-96624, 333-48597, 333-52927, and 333-31287) of Net4Music, Inc.
(formerly Coda Music Technology, Inc.) of our report dated August 1, 2000, with respect to the financial statements of Net4Music S.A. included in this Form 8-K/A of Net4Music, Inc. dated January 2, 2001.

Ernst & Young Audit

Represented by

/s/ Philippe Rahms
Philippe Rahms
Strasbourg, France
December 29, 2000


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